EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MB Financial, Inc.

We consent to incorporation by reference in the registration statements (nos. 333-105872, 333-64584, 333-81802, 333-97857, 333-120270 and 333-136997) on Form S-8 of MB Financial, Inc. of our reports dated February 28, 2008, relating to the consolidated financial statements and internal control over financial reporting, which appears in this Annual Report on Form 10-K of MB Financial, Inc. for the year ended December 31, 2007.

/s/ McGladrey & Pullen, LLP

Schaumburg, Illinois
February 28, 2008